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                                                                    EXHIBIT 4.21

          AMENDMENT TO SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT

                  This Amendment to Series A Capital Securities Guarantee Agreement (the "Amendment") is made as of December 17, 1999 by and between Olympia Financial Corp., a Delaware corporation, and The Bank of New York, a New York banking corporation.

                                   WITNESSETH

                  WHEREAS, Olympia Financial Corp., successor by merger to ONBANCorp, Inc., (the "Guarantor"), and The Bank of New York, as trustee (in such capacity, the "Capital Securities Guarantee Trustee") previously entered into a Series A Capital Securities Guarantee Agreement dated as of February 4, 1997 (the "Guarantee Agreement") by which the Guarantor agreed to make certain payments to the Holders of Series A Capital Securities issued pursuant to an Amended and Restated Declaration of Trust dated as of February 4, 1997 by and between Guarantor, in its capacity as Sponsor, The Bank of New York, as property trustee, and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee; and

                  WHEREAS, ONBANCorp, Inc. has been merged with and into Olympia Financial Corp., a wholly owned subsidiary of M&T Bank Corporation, a New York corporation; and

                  WHEREAS, the Administrative Trustees of the Trust have changed the name of the Trust from "OnBank Capital Trust I" to "M&T Capital Trust III;" and

                  WHEREAS, the Guarantor and the Guarantee Trustee desire to amend the Guarantee Agreement to provide for the change of the Guarantor from "ONBANCorp, Inc." to "Olympia Financial Corp.," and the name of the Trust from "OnBank Capital Trust I" to "M&T Capital Trust III."

                  NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Amendment, for the benefit of the other parties and for the benefit of the Holders, hereby amends the Guarantee Agreement, and agrees, intending to be legally bound, as follows:

SECTION 1.  DEFINITIONS.

                  1.1. For all purposes of this Amendment, except as otherwise expressly provided, terms used but not defined in this Amendment shall have the meanings assigned to them in the Guarantee Agreement.

                  1.2. The definition of "Guarantor" in the preamble of the Guarantee Agreement is amended to mean Olympia Financial Corp., a Delaware corporation.


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                  1.3. The definition of "Issuer" in the preamble of the
Guarantee Agreement is amended to read "M&T Capital Trust III."

SECTION 2.  MISCELLANEOUS.

                  2.1. CONTINUING AGREEMENT. The Guarantee Agreement shall not be amended by this Amendment except as specifically provided in this Amendment and, amended as so specifically provided, the Guarantee Agreement shall remain in full force and effect. References in the Guarantee Agreement to "this Guarantee Agreement" shall be deemed to be references to the Guarantee Agreement as amended by this Amendment.

                  2.2. CONFLICTS. In the event of a conflict between the terms and conditions of the Guarantee Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

                  2.3. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

                  2.4. HEADINGS, ETC. The headings of the sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the day and year first above written.

                                    OLYMPIA FINANCIAL CORP.
                                    as Guarantor


                                    By:  /s/ Michael P. Pinto
                                       -----------------------------------
                                       Michael P. Pinto
                                       Chairman of the Board and President

                                    THE BANK OF NEW YORK
                                    as Guarantee Trustee,
                                    and not in its individual capacity

                                    By:  /s/ Iliana A. Arciprete
                                       -----------------------------------
                                       Iliana A. Arciprete
                                       Assistant Treasurer

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